BURLINGTON NORTHERN SANTA FE

INVESTMENT AND RETIREMENT PLAN

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19241) of Burlington Northern Santa Fe Corporation of our report dated June 28, 2005 relating to the financial statements of the Burlington Northern Santa Fe Investment and Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

June 28, 2006